UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 7, 2009
(December 31, 2008)
Date of report
(Date of earliest event reported)
UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-32473	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

1800 W. Katella Ave., Suite 102
Orange, CA	92867
(Address of Principal Executive Offices)	(Zip Code)
(714) 923-3025
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 31, 2008, United Fuel & Energy Corporation, a Texas corporation (“United Fuel”), a wholly-owned subsidiary of United Fuel & Energy Corporation, a Nevada corporation (the “Company”), entered into and closed an Asset Purchase Agreement dated December 31, 2008 (the “Purchase Agreement”), by and between United Fuel and Propane Direct Enterprises, LLC, a Texas limited liability company (“Propane Direct”), pursuant to which United Fuel agreed to sell substantially all of the assets of its propane distribution business to Propane Direct, excluding approximately a $3.4 million portion of the accounts receivable that are being retained by United Fuel, and Propane Direct agreed to assume all the liabilities arising out of the ownership or operation of such assets (the “Propane Disposition”). The Propane Disposition occurred simultaneously with the signing of the Purchase Agreement. The Propane Direct entity involved in the Propane Disposition is not related to Propane Direct, LLC, the Oklahoma limited liability company from whom United Fuel acquired certain propane-related assets in 2007 as described in the Company’s Current Report on Form 8-K filed on June 6, 2007.
Thomas E. Kelly, the Company’s Vice Chairman and a member of the Company’s board of directors, is a manager and principal beneficial owner of Propane Direct and also serves as Propane Direct’s chief executive officer. Mr. Kelly has personally guaranteed Propane Direct’s promissory notes issued to United Fuel as described below.
The purchase price payable by Propane Direct under the terms of the Purchase Agreement was approximately $9.8 million, subject to certain post-closing adjustments set forth in the Purchase Agreement. The purchase price was paid by the delivery of three promissory notes of Propane Direct in favor of United Fuel: (i) a short term unsecured promissory note for approximately $7.7 million (the “Bridge Note”); (ii) a subordinated unsecured promissory note for approximately $1.5 million (the “Subordinated Note”); and (iii) a deed of trust note for approximately $0.6 million (the “Deed of Trust Note”).
United Fuel accepted the Bridge Note as part of the consideration for the Propane Disposition at closing in order to facilitate the closing on December 31, 2008. United Fuel was unable to obtain the consent of one of its lenders for the Propane Disposition prior to Propane Direct’s lender’s wire transfer deadline. When United Fuel did receive the consent of its lender later in the day on December 31, 2008, it accepted the Bridge Note from Propane Direct in lieu of cash at closing. The Bridge Note had a maturity date of January 7, 2009 and was repaid in full in cash by Propane Direct on January 5, 2008.
The Subordinated Note bears interest at a floating rate equal to the London Interbank Offered Rate (LIBOR) plus 3.00% and has a maturity date of January 31, 2014. Interest only on the outstanding principal balance of the Subordinated Note shall be due and payable monthly on the first day of each month commencing on February 1, 2009. Commencing on May 1, 2009, and continuing on the first day of each month thereafter prior to maturity, the principal of the Subordinated Note shall be due and payable in monthly installments of $17,437.50 for the payments due May 1 through October 1 of each year, and $35,403.42 for the payments due November 1 through April 1. Interest on the unpaid principal balance of the Subordinated Note shall be payable as it accrues on the same dates as and in addition to the installments of principal. The Subordinated Note is subordinate to Propane Direct’s indebtedness to its bank lender and is personally guaranteed by certain principal beneficial owners and officers of Propane Direct, including Mr. Kelly.
The Deed of Trust Note bears interest at a floating rate equal to LIBOR plus 4.00% and has a maturity date of January 31, 2014. Commencing on February 1, 2009, and continuing on the first day of each month thereafter prior to maturity, the principal of the Deed of Trust Note shall be due and payable in monthly installments of $10,573.77. Interest on the unpaid principal balance of the Deed of Trust Note shall be payable as it accrues on the same dates as and in addition to the installments of principal. The Deed of Trust Note is secured by first lien deeds of trust on three parcels of real property included in the assets sold to Propane Direct pursuant to the Purchase Agreement and is personally guaranteed by certain principal beneficial owners and officers of Propane Direct, including Mr. Kelly. United Fuel will use the net proceeds from the sale of the assets of its propane distribution business to repay certain term loans and borrowings under its revolving credit facility.

The Purchase Agreement contains customary representations, warranties and indemnification provisions. The preceding description of the Purchase Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the copy of the Purchase Agreement, which is filed herewith as Exhibit 2.1. In addition, the preceding descriptions of the Subordinated Note and the Deed of Trust Note are a summary of their material terms, do not purport to be complete, and are qualified in their entirety by copies of the Subordinated Note and the Deed of Trust Note, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.01.
The amount of consideration paid by Propane Direct to United Fuel in connection with the Propane Disposition was negotiated between Propane Direct and the Company and approved by the Company’s board of directors (excluding Thomas E. Kelly). In addition, the audit committee of the Company’s board of directors, which is composed entirely of independent directors, also approved the Propane Disposition. The aggregate purchase price of approximately $9.8 million for the assets sold in the Propane Disposition included the negotiated price of approximately $7.8 million set forth in the Purchase Agreement, plus approximately $0.5 million in inventory valued at the lesser of the current fair market value on the closing date or the price at which the inventory was acquired, plus approximately $2.0 million for the balance of the wholesale accounts receivable that were not excluded from the assets sold to Propane Direct valued at 100% of book value, less the amount of approximately $0.5 million in cash collected on “pre-buy” customer contracts being assumed by Propane Direct.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits.

Exhibit Number	Exhibit Description

2.1	Asset Purchase Agreement dated December 31, 2008, by and between United Fuel & Energy Corporation, a Texas corporation, and Propane Direct Enterprises, LLC, a Texas limited liability company.

10.1	Subordinated Promissory Note dated December 31, 2008 issued by Propane Direct, LLC to United Fuel & Energy Corporation, a Texas corporation.

10.2	Deed of Trust Promissory Note dated December 31, 2008 issued by Propane Direct, LLC to United Fuel & Energy Corporation, a Texas corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION
Date: January 7, 2009	By:	/s/ William C. Bousema
William C. Bousema
Executive Vice President, Chief Financial Officer and Secretary

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